Exhibit (n)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the use of our report dated February 20, 2018 with respect to the financial statement of AIP Alternative Lending Fund P as of December 11, 2017 in Pre-Effective Amendment No. 4 to the Registration Statement on Form N-2 (File No. 333-218890) of AIP Alternative Lending Fund P.

/s/ Ernst & Young, LLP

New York, NY

May 24, 2018